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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hewlett-Packard Company pertaining to the Indigo N.V. Flexible Stock Incentive Plan and the Indigo N.V. 1996 International Flexible Stock Incentive Plan of our report dated November 13, 2001, except for Note 19, as to which the date is December 6, 2001, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company in its Annual Report on Form 10-K/A for the year ended October 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
March 25, 2002

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP